LEGG MASON PARTNERS EQUITY TRUST
LEGG MASON PARTNERS FUNDAMENTAL VALUE FUND


Sub-Item 77C

Registrant incorporates by reference Registrant's
Additional definitive proxy soliciting
materials and Rule 14(a)(12) material
dated October 19, 2006 filed on October 19, 2006.
(Accession No. 0001193125-06-210895)